CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of System1, Inc. of our report dated June 5, 2023 relating to the financial statements of S1 Holdco, LLC (Predecessor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 29, 2024